Exhibit 99.1

RLI REPORTS FIRST QUARTER 2018 RESULTS

PEORIA, ILLINOIS, April 18, 2018 -- RLI Corp. (NYSE: RLI) – RLI Corp. reported first quarter 2018 net earnings of $12.2 million ($0.27 per share), compared to $19.8 million ($0.45 per share) for the first quarter of 2017. Operating earnings(1) for the first quarter of 2018 were $26.7 million ($0.60 per share) compared to $19.4 million ($0.44 per share) for the same period in 2017.

	First Quarter
Earnings Per Diluted Share	2018	2017
Net earnings (2)	$0.27	$0.45
Operating earnings (1)	$0.60	$0.44

(1)	See discussion below: Non-GAAP and Performance Measures.
(2)	Unrealized losses on equity securities and the related taxes were included in net earnings in 2018. See discussion below: Recently Adopted Accounting Standard and Tax Reform.

Highlights for the quarter included:

•	Underwriting income(1) of $17.5 million, resulting in a combined ratio(1) of 90.8.
•	11% increase in gross premiums written and 9% increase in investment income.
•	Favorable development in prior years’ loss reserves resulting in a $12.5 million net increase in underwriting income.
•	Book value per share of $18.82, a decrease of 2% from year-end 2017, inclusive of dividends.

“RLI is off to an excellent start in 2018 with a 91 combined ratio and continued strong organic growth across much of our product portfolio,” said RLI Corp. Chairman & CEO Jonathan E. Michael. “Gross premium in the quarter was up 11%, marking the second consecutive quarter of double-digit growth. Most of our products contributed to this growth, including a healthy mix of newer and mature products. Underwriting income, combined with investment income growth of 9% in the quarter, drove operating EPS of $0.60 per share.” He continued, “Our results reflect the hard work of our talented team, who remain focused on delivering superior products and service to our customers.”

Underwriting Income

RLI achieved $17.5 million of underwriting income in the first quarter of 2018 on a 90.8 combined ratio, compared to $13.1 million of underwriting income on a 92.9 combined ratio in the same quarter for 2017. Results for both years include favorable development in prior years’ loss reserves which totaled $12.5 million and $4.7 million for 2018 and 2017, respectively.

The following table highlights underwriting income and combined ratios by segment.

Underwriting Income(1)			Combined Ratio(1)
(in millions)	2018	2017		2018	2017
Casualty	$1.6	$(6.8)	Casualty	98.8	105.8
Property	5.9	8.8	Property	83.3	75.5
Surety	10.0	11.1	Surety	65.4	63.5
Total	$17.5	$13.1	Total	90.8	92.9

(1) See discussion below: Non-GAAP and Performance Measures.

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Other Income

RLI’s net investment income for the quarter increased 9.4% to $14.2 million, compared to the same period in 2017. The investment portfolio’s total return was -1.5% for the quarter.

Comprehensive earnings were  -$14.2 million for the quarter (-$0.32 per share) compared to $31.6 million ($0.71 per share) for the same quarter in 2017. In addition to net earnings, comprehensive earnings included after-tax unrealized gains/losses from the fixed income portfolio in 2018 and after-tax unrealized gains/losses from the fixed income and equity portfolios in 2017. See Recently Adopted Accounting Standard and Tax Reform discussion below.

Equity in earnings of unconsolidated investees was $5.2 million for the quarter compared to $4.9 million from the same period last year. These results are related to Maui Jim, Inc. ($4.2 million), a producer of premium sunglasses, and Prime Holdings Insurance Services, Inc. ($1.0 million), a specialty E&S insurance company. For the first quarter of 2017, equity in earnings of unconsolidated investees from Maui Jim and Prime was $4.3 million and $0.6 million, respectively.

Dividends Paid in the First Quarter of 2018

On March 20, 2018,  the company paid an ordinary dividend of $0.21 per share, the same amount as the prior quarter. RLI’s cumulative dividends total more than $611 million paid over the last five years.

Recently Adopted Accounting Standard and Tax Reform

As disclosed in RLI’s Annual Report on Form 10-K for the year ended December 31, 2017, accounting guidance for financial instruments changed in 2018 under ASU 2016-01, Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities. We adopted this accounting standard update, effective January 1, 2018, using a cumulative-effect adjustment. This adjustment moved the historical unrealized gains and losses, net of tax, on the equity portfolio from accumulated other comprehensive earnings to retained earnings, but had no impact on overall shareholders’ equity. In addition,  for 2018 and forward, the change in fair value for equity securities is required to be recognized through net earnings rather than through other comprehensive income. As defined below, we exclude these unrealized gains and losses in arriving at operating earnings and earnings per share from operations. For the first quarter of 2018, $26.8 million of unrealized losses, gross of tax, were recognized within pre-tax earnings and the income tax expense was reduced by $5.6 million. The impact to our income statement will vary depending upon the level of volatility in the performance of the securities held in our equity portfolio and the overall market.

The change in the federal corporate tax rate from 35% to 21% commencing January 1, 2018, as enacted by the Tax Cuts and Jobs Act of 2017 (TCJA), contributed to a lower effective tax rate for 2018 as compared to 2017.

Non-GAAP and Performance Measures

Management has included certain non-generally accepted accounting principles (“non-GAAP”) financial measures in presenting the Company’s results. Management believes that these non-GAAP measures better explain the Company’s results of operations and allow for a more complete understanding of the underlying trends in the Company’s business. These measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles (“GAAP”). In addition, our definitions of these items may not be comparable to the definitions used by other companies.

Operating earnings and earnings per share (EPS) from operations consist of our GAAP net earnings adjusted by the net realized gains/(losses), net unrealized gains/(losses) on equity securities for 2018 only and taxes related thereto. The adjustment for net unrealized gains/(losses) on equity securities is only applicable for 2018 due to the adoption of the above mentioned accounting standard update. Net earnings and net earnings per share are the GAAP financial measures that are most directly comparable to operating earnings and EPS from operations. A reconciliation of the operating earnings and EPS from operations to the comparable GAAP financial measures is included in the 2018 financial highlights below.

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Underwriting income or profit represents the pretax profitability of our insurance operations and is derived by subtracting loss and settlement expenses, policy acquisition costs and insurance operating expenses from net premium earned, which are all GAAP financial measures. The combined ratio, which is derived from components of underwriting income, is a performance measure commonly used by property and casualty insurance companies and is calculated as the sum of loss and settlement expenses, policy acquisition costs and insurance operating expenses, divided by net premiums earned, which are all GAAP measures.

Other News

At 10 a.m. central daylight time (CDT) tomorrow, April 19, 2018, RLI management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion through the Internet at https://edge.media-server.com/m6/p/2cwpvw3e.

Except for historical information, this news release may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) including, without limitation, statements reflecting our current expectations about the future performance of our company or our business segments or about future market conditions. These statements are subject to certain risk factors that could cause actual results to differ materially. Various risk factors that could affect future results are listed in the company's filings with the Securities and Exchange Commission, including the Form 10-K Annual Report for the year ended December 31, 2017.

About RLI

RLI Corp. (NYSE: RLI) is a specialty insurer serving diverse, niche property, casualty and surety markets. The company provides deep underwriting expertise and superior service to commercial and personal lines customers nationwide. RLI’s products are offered through its insurance subsidiaries RLI Insurance Company, Mt. Hawley Insurance Company and Contractors Bonding and Insurance Company. All of RLI’s insurance subsidiaries are rated A+ (Superior) by A.M. Best Company. RLI has paid and increased regular dividends for 42 consecutive years and delivered underwriting profits for 22 consecutive years. To learn more about RLI, visit www.rlicorp.com.

Media Contact

Aaron Jacoby

Vice President, Corporate Development

309-693-5880

Aaron.Jacoby@rlicorp.com

Supplemental disclosure regarding the earnings impact of specific items:

		Operating Earnings Per Share
		2018	2017
		1st Qtr	1st Qtr
Operating Earnings Per Share(1)		$0.60	$0.44

Specific items included in operating earnings per share:(2) (3)
•	Favorable (unfavorable) development in casualty prior years' reserves	$0.12	$(0.05)
•	Favorable development in property prior years' reserves	$0.01	$0.03
•	Favorable development in surety prior years' reserves	$0.09	$0.09
•	Catastrophe impact
	▪ 2018 winter storms	$(0.03)	$-

(1)	See discussion above: Non-GAAP and Performance Measures.
(2)	Includes incentive and profit sharing-related impacts which affected policy acquisition, insurance operating and general corporate expenses.
(3)	Reserve development reflects changes from previously estimated losses.

RLI CORP.
2018 FINANCIAL HIGHLIGHTS
(Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended March 31,
	2018	2017	% Change
SUMMARIZED INCOME STATEMENT DATA:
Net premiums earned	$190,027	$183,285	3.7%
Net investment income	14,232	13,005	9.4%
Net realized gains	8,404	624	-
Net unrealized losses on equity securities	(26,772)	-	-
Consolidated revenue	$185,891	$196,914	(5.6)%

Loss and settlement expenses	$92,421	$93,390	(1.0)%
Policy acquisition costs	66,734	63,503	5.1%
Insurance operating expenses	13,385	13,335	0.4%
Interest expense on debt	1,856	1,856	0.0%
General corporate expenses	2,283	3,325	(31.3)%
Total expenses	$176,679	$175,409	0.7%

Equity in earnings of unconsolidated investees	5,166	4,938	4.6%

Earnings before income taxes	$14,378	$26,443	(45.6)%
Income tax expense	2,162	6,615	(67.3)%
Net earnings	$12,216	$19,828	(38.4)%

Other comprehensive earnings (loss), net of tax	(26,398)	11,769	-

Comprehensive earnings (loss)	$(14,182)	$31,597	-

Operating earnings(1):

Net earnings	$12,216	$19,828	(38.4)%
Less: Realized gains	(8,404)	(624)	-
Income tax on realized gains	1,765	219	-
Less: Unrealized losses on equity securities	26,772	-	-
Income tax on unrealized losses on equity securities	(5,622)	-	-
Operating earnings	$26,727	$19,423	37.6%

Return on Equity:
Net earnings (trailing four quarters)	11.4%	11.8%
Comprehensive earnings (trailing four quarters)	11.0%	10.5%

Per Share Data:
Diluted:
Weighted average shares outstanding (in 000's)	44,650	44,502

Net earnings per share	$0.27	$0.45	(40.0)%
Less: Realized gains	(0.19)	(0.01)	-
Income tax on realized gains	0.04	-	-
Less: Unrealized losses on equity securities	0.60	-	-
Income tax on unrealized losses on equity securities	(0.12)	-	-
EPS from operations(1)	$0.60	$0.44	36.4%

Comprehensive earnings per share	$(0.32)	$0.71	-

Cash dividends per share - ordinary	$0.21	$0.20	5.0%

Net Cash Flow provided by Operations	$15,393	$11,265	36.6%

(1) See discussion above: Non-GAAP and Performance Measures.

RLI CORP.
2018 FINANCIAL HIGHLIGHTS
(Unaudited)
(Dollars in thousands, except per share amounts)

	March 31,	December 31,
	2018	2017	% Change
SUMMARIZED BALANCE SHEET DATA:
Fixed income	$1,653,674	$1,672,239	(1.1)%
(amortized cost - $1,661,490 at 3/31/18)
(amortized cost - $1,646,411 at 12/31/17)
Equity securities	378,253	400,492	(5.6)%
(cost - $186,520 at 3/31/18)
(cost - $182,002 at 12/31/17)
Other invested assets	35,065	33,808	3.7%
Cash and cash equivalents	28,927	34,251	(15.5)%
Total investments and cash	$2,095,919	$2,140,790	(2.1)%

Premiums and reinsurance balances receivable	132,682	134,351	(1.2)%
Ceded unearned premiums	57,356	57,928	(1.0)%
Reinsurance balances recoverable on unpaid losses	308,703	301,991	2.2%
Deferred policy acquisition costs	77,622	77,716	(0.1)%
Property and equipment	56,153	55,849	0.5%
Investment in unconsolidated investees	85,564	90,067	(5.0)%
Goodwill and intangibles	54,793	59,302	(7.6)%
Other assets	25,400	29,250	(13.2)%
Total assets	$2,894,192	$2,947,244	(1.8)%

Unpaid losses and settlement expenses	$1,303,131	$1,271,503	2.5%
Unearned premiums	444,296	451,449	(1.6)%
Reinsurance balances payable	12,233	21,624	(43.4)%
Funds held	67,415	74,560	(9.6)%
Income taxes - deferred	40,234	53,768	(25.2)%
Bonds payable, long-term debt	148,975	148,928	0.0%
Accrued expenses	26,621	52,848	(49.6)%
Other liabilities	18,354	18,966	(3.2)%
Total liabilities	$2,061,259	$2,093,646	(1.5)%
Shareholders' equity	832,933	853,598	(2.4)%
Total liabilities & shareholders' equity	$2,894,192	$2,947,244	(1.8)%

OTHER DATA:

Common shares outstanding (in 000's)	44,253	44,148

Book value per share	$18.82	$19.33	(2.6)%
Closing stock price per share	$63.39	$60.66	4.5%
Cash dividends per share - ordinary (annualized)	$0.84	$0.83	1.2%
Cash dividends per share - special	$-	$1.75	(100.0)%

Statutory surplus	$895,546	$864,554	3.6%

RLI CORP.
2018 FINANCIAL HIGHLIGHTS
UNDERWRITING SEGMENT DATA
(Unaudited)
(Dollars in thousands, except per share amounts)

Three Months Ended March 31,
		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2018

Gross premiums written	$140,455		$45,907		$30,502		$216,864
Net premiums written	118,316		35,890		29,240		183,446
Net premiums earned	125,850		35,182		28,995		190,027
Net loss & settlement expenses	78,969	62.8%	13,100	37.2%	352	1.2%	92,421	48.6%
Net operating expenses	45,320	36.0%	16,200	46.1%	18,599	64.2%	80,119	42.2%
Underwriting income (loss)(1)	$1,561	98.8%	$5,882	83.3%	$10,044	65.4%	$17,487	90.8%

2017

Gross premiums written	$126,834		$37,079		$30,963		$194,876
Net premiums written	107,191		28,999		29,548		165,738
Net premiums earned	116,984		35,805		30,496		183,285
Net loss & settlement expenses	82,401	70.4%	10,333	28.9%	656	2.2%	93,390	51.0%
Net operating expenses	41,464	35.4%	16,668	46.6%	18,706	61.3%	76,838	41.9%
Underwriting income (loss)(1)	$(6,881)	105.8%	$8,804	75.5%	$11,134	63.5%	$13,057	92.9%

(1) See discussion above: Non-GAAP and Performance Measures.